SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. ____)

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PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
_________________________________
NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS
_________________________________
July 9, 2020
Dear Shareholder,
This Notice of Action by Written Consent of Shareholders (the "Notice") is being furnished to the shareholders of the Principal Diversified Select Real Asset Fund, a Delaware statutory trust (the "Fund"), to inform shareholders of the approval of a sub-advisory agreement (the "New Sub-Advisory Agreement") between ClearBridge RARE Infrastructure (North America) Pty Limited, a limited liability company registered in the State of Victoria, Australia and one of the Fund's current sub-advisors ("ClearBridge"), and Principal Global Investors, LLC, a Delaware limited liability company and the Fund's investment advisor, with respect to a portion of the Fund's assets, due to an anticipated change in ownership of ClearBridge (the "Transaction"). The New Sub-Advisory Agreement will become effective on the closing date of the Transaction, which is anticipated to occur by September 2020. The Fund's Information Statement accompanies this Notice.
As discussed in more detail in the Information Statement, the Fund's Board of Trustees (the "Board") approved the New Sub-Advisory Agreement at its meeting on June 8-9, 2020. The Fund's shareholders have indicated they will unanimously approve the New Sub-Advisory Agreement by written consent effective on July 31, 2020.
The Board is not soliciting your proxy or consent in connection with the New Sub-Advisory Agreement. The Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement is being sent to the Fund's shareholders at least 20 calendar days prior to the date the Fund's shareholders intend to approve the New Sub-Advisory Agreement by written consent. You are urged to read the Information Statement in its entirety for a description of the action taken by the Fund's shareholders. Please keep this Information Statement for future reference.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
711 High Street
Des Moines, Iowa 50392
_________________________________
INFORMATION STATEMENT
_________________________________
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
July 9, 2020
This Information Statement is being furnished to the shareholders of the Principal Diversified Select Real Asset Fund (the "Fund") to inform shareholders of the approval of a new sub-advisory agreement (the "New Sub‑Advisory Agreement") between ClearBridge RARE Infrastructure (North America) Pty Limited, a limited liability company registered in the State of Victoria, Australia and one of the Fund's current sub-advisors ("ClearBridge"), and Principal Global Investors, LLC, a Delaware limited liability company and the Fund's investment advisor ("PGI"), with respect to a portion of the Fund's assets, due to an anticipated change in ownership of ClearBridge. This Information Statement is being sent to the Fund's shareholders on or about July 16, 2020.
The Fund is a Delaware statutory trust and a diversified, closed-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is structured as an interval fund.
PGI is the Fund's investment advisor and also provides certain administrative and accounting services for the Fund. Principal Funds Distributor, Inc. ("PFD") is the Fund's principal underwriter and distributor. Principal Shareholder Services, Inc. ("PSS") is the Fund's transfer agent and dividend paying agent. PGI, PFD, and PSS are all indirect, wholly owned subsidiaries of Principal Financial Group, Inc. The address of PGI is in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392. The address of PFD and PSS is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.
The most recent annual and semi-annual reports to shareholders and other information about the Fund can be obtained, at no cost, by calling 1 (800) 222-5852 or by writing Principal Diversified Select Real Asset Fund, P.O. Box 219971, Kansas City, MO 64121-9971, or you may access these documents on the Fund’s website at www.principalfunds.com/interval-funds.
BACKGROUND
The Fund is sub-advised, in part, by ClearBridge pursuant to a sub-advisory agreement dated July 1, 2020. ClearBridge is an indirect, wholly owned subsidiary of Legg Mason, Inc. ("Legg Mason"). In February 2020, ClearBridge notified PGI that Legg Mason and Franklin Resources, Inc. ("Franklin") entered into an agreement under which Franklin will acquire Legg Mason (the "Transaction"). Following a transition expected to conclude by September 2020, ClearBridge will become an indirect, wholly owned subsidiary of Franklin. The change in ownership control will result in an "assignment" (as defined by the 1940 Act) of the current sub-advisory agreement with ClearBridge for the Fund and, therefore, such agreement will terminate automatically.
In anticipation of the Transaction and upon PGI's recommendation, at its meeting on June 8-9, 2020, the Fund's Board of Trustees (the "Board"), including all the trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund (the "Independent Trustees"), approved the New Sub-Advisory Agreement between ClearBridge and PGI related to the Fund. As it was expected that ClearBridge's portfolio management team would continue to manage the Fund following the Transaction, that there would be no change to ClearBridge's investment philosophy or process, and that all fee arrangements would remain in place, the Board agreed with PGI's recommendation that approval of the New Sub‑Advisory Agreement would provide continuity of investment management and would be in the best interests of the Fund. The New Sub-Advisory Agreement will be effective on the closing date of the Transaction, which is anticipated to occur by September 2020.

Execution of the New Sub-Advisory Agreement with ClearBridge requires approval of the Fund's shareholders. Pursuant to the Fund's Agreement and Declaration of Trust (the "Declaration of Trust"), shareholders of the Fund may take action without a meeting by written consent if a majority of the shares entitled to vote on the matter (or such larger proportion required by law, the Declaration of Trust, or the Board) consent to the action in writing or by electronic transmission. In addition, under the 1940 Act, a "majority of the outstanding voting securities" must approve the New Sub-Advisory Agreement with ClearBridge. A "majority of the outstanding voting securities" is defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present in person or by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund. The Fund's shareholders have indicated they will unanimously approve the New Sub-Advisory Agreement by written consent effective on July 31, 2020.
The number of votes eligible to approve the New Sub-Advisory Agreement with ClearBridge and other share ownership information is set forth below under "Fund Ownership."
PGI has signed sub-advisory agreements with multiple sub-advisors to provide investment advisory services to the portion of the assets of the Fund allocated to each sub-advisor by PGI. The Fund's current sub-advisors are DDJ Capital Management, LLC ("DDJ"); KLS Diversified Asset Management LP ("KLS"); Principal Real Estate Investors, LLC ("Principal-REI"); ClearBridge; and Tortoise Capital Advisors, LLC ("Tortoise"). The sub-advisory agreements with DDJ, KLS, and Principal-REI (all dated June 25, 2019) were approved by the sole initial shareholder of the Fund on June 11, 2019, prior to the Fund's commencement of operations on June 25, 2019, and were most recently approved for renewal by the Board (including a majority of the Independent Trustees) on September 10, 2019, in connection with the Board's annual review and continuance of such agreements. The current sub-advisory agreement with Tortoise (dated November 1, 2019) was most recently approved by the Board (including a majority of the Independent Trustees) on September 10, 2019. The current sub-advisory agreement with ClearBridge (dated July 1, 2020) was most recently approved by the Board (including a majority of the Independent Trustees) on June 9, 2020. The last time the sub-advisory agreements with Tortoise and ClearBridge1 were submitted to a vote of the Fund's shareholders was on June 11, 2019, when the sole initial shareholder of the Fund approved the initial agreements prior to the Fund's commencement of operations on June 25, 2019.
NEW SUB-ADVISORY AGREEMENT
The terms of the New Sub-Advisory Agreement with ClearBridge are the same in all material respects as the current sub-advisory agreement with ClearBridge (except for the effective date) and the current sub-advisory agreements with DDJ, KLS, Principal-REI, and Tortoise for the Fund (except for the effective dates and fee schedules). The following is a brief summary of the material terms of the New Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the text of the form of New Sub‑Advisory Agreement attached to this Information Statement as Attachment A.
Under the New Sub-Advisory Agreement with ClearBridge, as with the current sub-advisory agreement with ClearBridge and the other current sub-advisory agreements with DDJ, KLS, Principal-REI, and Tortoise, ClearBridge will, among other things:

(1)
provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objective, investment policies, and restrictions;

(2)	place orders for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical personnel, and all administrative facilities, including bookkeeping;

(4)
advise and assist the Fund's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic and special reports regarding the investment service provided to the Fund.
1 ClearBridge changed its name from RARE Infrastructure (North America) Pty Limited to ClearBridge RARE Infrastructure (North America) Pty Limited effective December 31, 2019.

Compensation. Sub-advisory fees are paid by PGI out of the management fee the Fund pays to PGI and are not an additional charge to the Fund. Under the current sub-advisory agreements, PGI pays each sub-advisor a fee. The fee schedule under the New Sub-Advisory Agreement with ClearBridge (which is identical to the fee schedule under the current sub-advisory agreement with ClearBridge) is set forth below.

Sub‑Advisor’s Fee as a Percentage of Average Daily Assets*
First $250M	0.380%
Next $250M	0.285%
Next $250M	0.250%
Next $250M	0.225%
Assets over $1B	0.210%
*To calculate, the assets of the Fund managed by ClearBridge are aggregated with the assets of the Principal-affiliated Diversified Real Asset mutual fund and collective investment trust managed by ClearBridge.
NEW SUB-ADVISOR
ClearBridge RARE Infrastructure (North America) Pty Limited
ClearBridge RARE Infrastructure (North America) Pty Limited ("ClearBridge") is a registered investment advisor founded in 2009 that specializes solely in global infrastructure with its principal place of business at Level 13, 35 Clarence Street, Sydney, Australia 2000.
ClearBridge Ownership. Set forth below are the names and addresses of all current parents of ClearBridge, as well as their bases of control.

•	RARE Infrastructure Limited - 100% - Level 13, 35 Clarence Street, Sydney, Australia

•	Legg Mason Australia Holdings PTY Limited -100% - Level 47, 120 Collins Street, Melbourne, VIC 3000

•	Legg Mason International Holdings LTD - 100% - 100 International Drive, Baltimore, MD 21202

•	Legg Mason International Holdings, LP - 100%- 100 International Drive, Baltimore, MD 21202

•	Legg Mason Global Holdings LTD - 100% - c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands

•	Legg Mason, Inc. - 100% - 100 International Drive, Baltimore, MD 21202
Following the Transaction, Franklin is expected to have 100% indirect ownership of ClearBridge.
ClearBridge Management. Set forth below are the names, addresses, and principal occupations of the current principal executive officer and directors of ClearBridge.

Name	Principal Occupation	Address
Terrence J. Murphy	CEO & Director, ClearBridge CEO, ClearBridge Investments, LLC	620 8th Avenue New York, NY 10018
Richard Elmslie	Director, ClearBridge Co-founder and Portfolio Manager, RARE Infrastructure Limited and subsidiaries	Level 13, 35 Clarence Street Sydney, Australia
Nicholas Langley	Director, ClearBridge Co-founder and Portfolio Manager, RARE Infrastructure Limited and subsidiaries	Level 13, 35 Clarence Street Sydney, Australia
Laura Boydston	Director, ClearBridge Senior Executive, Legg Mason, Inc.	100 International Drive Baltimore, MD 21202
Jane Trust	Director, ClearBridge Chair, Legg Mason Funds	100 International Drive Baltimore, MD 21202
Brian Eakes	Director, ClearBridge Senior Executive, Legg Mason, Inc.	100 International Drive Baltimore, MD 21202
Terence Johnson	Director, ClearBridge Senior Executive, Legg Mason, Inc.	201 Bishopsgate London, UK

Similar Investment Companies Advised by ClearBridge. ClearBridge currently acts as investment advisor to the following registered investment companies having a similar investment objective as that of the Fund:

Fund	Size*	Fee**
ClearBridge Global Infrastructure Income Fund	$28.1 mm	80 bps
*Approximate fund size as of June 16, 2020.
**Annual fee rate based on net assets of the fund.
Fees Paid to ClearBridge and its Affiliates. PGI (and not the Fund) pays ClearBridge sub-advisory fees determined pursuant to the sub-advisory agreement with ClearBridge. For the fiscal year ended March 31, 2020, PGI paid ClearBridge and its affiliates sub-advisory fees of approximately $32,870. Following the effectiveness of the New Sub‑Advisory Agreement, ClearBridge will continue to provide investment advisory services to the Fund.
Payments to Affiliated Brokers. For the fiscal year ended March 31, 2020, a total of $3,709 in brokerage commissions paid by the Fund (representing 6.78% of total Fund commissions) were paid to brokers affiliated with PGI or sub-advisors of the Fund.
BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
At its June 8-9, 2020 meeting, the Board considered whether to approve the New Sub-Advisory Agreement between PGI and ClearBridge with respect to the global listed infrastructure equities investment sleeve of the Fund.
The New Sub-Advisory Agreement was proposed in light of an anticipated change-in-control transaction with respect to ClearBridge that is expected to be effective in the third quarter of 2020. The transaction, if completed, would result in the “assignment” (as defined in the1940 Act) of the current sub-advisory agreement between PGI and ClearBridge (the “Current Sub-Advisory Agreement”), causing the Current Sub-Advisory Agreement to terminate automatically. PGI proposed that the Board approve the New Sub-Advisory Agreement to take effect upon the termination of the Current Sub-Advisory Agreement in order to allow ClearBridge to continue to provide portfolio management services to the Fund following the change in control.
As part of its review process, the Board reviewed materials received from PGI regarding the proposed change- in-control transaction. The Board considered that it had last approved the annual renewal of the Current Sub‑Advisory Agreement for the Fund during the annual contract renewal process that concluded at the Board’s September 2019 meeting, and that it had subsequently approved an amendment to the Current Sub-Advisory Agreement at the Board’s June 2020 meeting to change the methodology for calculating the sub-advisory fee and to amend the sub-advisory fee schedule to reduce the effective sub-advisory fee rate payable at certain asset levels. The Board noted that during the annual contract renewal process, it had considered the nature, quality and extent of the services provided by ClearBridge under the Current Sub-Advisory Agreement and had concluded, based upon the information provided, that the terms of the Current Sub-Advisory Agreement were reasonable and that approval of the Current Sub-Advisory Agreement was in the best interests of the Fund. The Board considered PGI’s statement that there were no anticipated changes to the current portfolio management team, investment philosophy or process at ClearBridge, that the change in ownership was not expected to impact the nature, quality or extent of services that ClearBridge provides to the Fund and that PGI, after considering the assignment, continued to believe that ClearBridge is an appropriate sub-advisor for the Fund. The Board also noted PGI’s statement that the New Sub-Advisory Agreement for the Fund would be identical to the Current Sub-Advisory Agreement in all material respects (including the sub-advisory fee schedule). In addition, the Board considered that the New Sub-Advisory Agreement is subject to approval by the Fund’s shareholders, and that ClearBridge will cover the costs of filing and distributing an information statement.
Based upon all of the information considered, the Board concluded that it was in the best interests of the Fund to approve the New Sub-Advisory Agreement to take effect following the change in control of ClearBridge and, accordingly, approved the New Sub-Advisory Agreement.

FUND OWNERSHIP
The following table shows, as of the close of business on June 10, 2020, the number of shares outstanding and entitled to approve for each class of shares of the Fund:

Share Class	Shares Outstanding
A	10,172.14
Institutional	5,924,723.62
Y	10,188.44
As of the close of business on June 10, 2020, the officers and trustees of the Fund together owned beneficially less than one percent (1%) of the outstanding shares of any class of shares of the Fund.
The following table sets forth information regarding the beneficial ownership of shares of the Fund as of June 10, 2020 by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
PRINCIPAL FINANCIAL SERVICES INC	A	10,172.14	100.00%
PUBLIC SEED ACCOUNT
ATTN GAM INVACCT ACA TEAM G-016-S40
711 HIGH ST
DES MOINES IA 50392-9992

PRINCIPAL FINANCIAL SERVICES INC	Institutional	10,188.44	100.00%
PUBLIC SEED ACCOUNT
ATTN GAM INVACCT ACA TEAM G-016-S40
711 HIGH ST
DES MOINES IA 50392-9992

PRINCIPAL LIFE INS COMPANY CUST	Y	3,907,445.88	65.95%
FBO PFG OMNIBUS WRAPPED AND CUSTOM
ATTN PLIC PROXY COORDINATOR - FUNDS
711 HIGH ST
DES MOINES IA 50392-0001

PRINCIPAL FINANCIAL SERVICES INC	Y	2,017,277.74	34.05%
PUBLIC SEED ACCOUNT
ATTN GAM INVACCT ACA TEAM G-016-S40
711 HIGH ST
DES MOINES IA 50392-9992
COST OF INFORMATION STATEMENT
ClearBridge will bear the expenses incurred with printing, mailing, and filing this Information Statement.
OTHER MATTERS
The Fund is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Fund commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

Attachment A

FORM OF

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
SUB‑ADVISORY AGREEMENT
CLEARBRIDGE RARE INFRASTRUCTURE (NORTH AMERICA) PTY LIMITED
SUB-ADVISORY AGREEMENT (the “Agreement”) to be effective as of _________________, 2020, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager”), and CLEARBRIDGE RARE INFRASTRUCTURE (NORTH AMERICA) PTY LIMITED, a limited liability company registered in the State of Victoria, Australia (the “Sub‑Advisor”).

W I T N E S S E T H:
WHEREAS, the Manager is the manager and investment adviser to the Principal Diversified Select Real Asset Fund (the “Fund”), a closed‑end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager desires to retain the Sub‑Advisor to render discretionary investment advisory services for all or a portion of the assets of the Fund, which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services; and
WHEREAS, the Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	Management Agreement (the “Management Agreement”) with the Fund;

(b)	The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);

(c)	The Fund’s Agreement and Declaration of Trust and By‑laws; and

(d)	Policies, procedures or instructions adopted or approved by the Board of Trustees of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.    Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of the Fund as may be allocated to the Sub‑Advisor by the Manager, from time to time (the “Allocated Assets”), as well as exercise all other ancillary rights or duties in connection with the management of such Allocated Assets necessary to implement any of the powers contained herein, subject to the control and direction of the Manager and the Fund’s Board of Trustees, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.    Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:

(a)
Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of the Fund. The Sub-Advisor’s responsibility in providing advice to the Fund is limited to the discrete portion of the Fund’s portfolio represented by the Allocated Assets.

(b)
Furnish to the Board of Trustees of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for the Fund consistent with the Fund’s investment objective and policies and any specific criteria applicable to the Allocated Assets.

(c)
Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities and other permitted investment instruments without prior consultation with the Manager and without regard to the length of time the securities or other permitted investment instruments have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Agreement and Declaration of Trust and By-laws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)
Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Trustees, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Fund.

(e)
Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Fund’s investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets.

(f)
Report to the Board of Trustees of the Fund at such times and in such detail as the Board of Trustees may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Fund (and any specific criteria applicable to the Allocated Assets) are being observed.

(g)
Upon request, provide assistance and recommendations for the determination of the fair value of certain securities and other investment instruments when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Trustees.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Fund.

(i)
Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Fund, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Trustees providing such information as the number of aggregated trades to which the Fund was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Fund at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Fund as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Fund except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(j)
Section 871(m) Transactions: Sub-Advisor shall not on behalf of the Fund enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i) Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Fund, and (ii) the foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).

(k)
Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund or the Manager. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to the Fund.

(l)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.

(m)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Fund, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Trustees at the Fund’s principal place of business on due notice to review the investments of the Fund.

(n)
Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act; the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely, accurate, and complete responses to all 15(c) questionnaires; timely, accurate, and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures, marked to show changes along with a written summary of the purpose of each such change); Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other requests from the Manager. The Sub-Advisor agrees to make available for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Advisor to such letters. The Sub-Advisor will advise the Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.

(o)
Vote proxies received on behalf of the Fund (with respect to the Allocated Assets) in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Fund to file Form N-PX as required by SEC rule.

(p)
Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities and/ or other investment instruments held by the Fund (with respect to the Allocated Assets).

(q)
Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Fund’s compliance with Subchapter M of the Code and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Fund is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action with respect to the Allocated Assets (to the extent consistent with applicable law) to bring the Fund back into compliance with the time permitted under the Code.

(r)	Be responsible for any filing requirements to which it or any of its affiliated persons (as defined in Section 2(a)(3) of the 1940 Act) is subject pursuant to Section 30(h) of the 1940 Act.

(s)
Have the power to make, execute, acknowledge and deliver on behalf of the Fund any and all documents of transfer and conveyance and any and all other documents or instruments that may be necessary or appropriate to carry out the powers granted to it under this Agreement.

3.    Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.
4.    Compensation
As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.    Liability of Sub‑Advisor
Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor’s investment discretion in connection with selecting investments for the Fund or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its directors, officers, employees, agents, or affiliates.

6.    Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5 of this Agreement, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.
For purposes under this Section 6, a “Trade Error” occurs when a transaction results in an unintended, including an impermissible, result. Examples include, but are not limited to, the following:

•	orders by the Sub-Advisor that result in the purchase or sale of securities or other assets that were not intended to be purchased or sold;

•	orders by the Sub-Advisor that result in the purchase or sale of securities or other assets in an unintended amount, which includes price or commission rate; or

•
purchases or sales of securities or other assets that violate the investment limitations or restrictions disclosed in the Fund’s registration statement and/or imposed by applicable law, regulation, contract or understanding (calculated at the Sub-Advisor’s portfolio level), unless otherwise agreed to in writing.

7.    Supplemental Arrangements
The Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Trustees of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.
8.    Regulation
The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.
9.    Duration and Termination of This Agreement
This Agreement shall become effective with respect to the Fund as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to the Fund, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by a vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.

If the shareholders of the Fund fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub‑Advisor will continue to act as Sub‑Advisor with respect to the Allocated Assets of the Fund pending the required approval of the Agreement or its continuance or of any contract with the Sub‑Advisor or a different manager or sub‑advisor or other definitive action; provided, that the compensation received by the Sub‑Advisor in respect to the Allocated Assets of the Fund during such period is in compliance with Rule 15a‑4 under the 1940 Act.
This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Board of Trustees of the Fund or by the Sub‑Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Fund on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.
10.    Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. In addition, no material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and by vote of a majority of the Board of Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
11.    General Provisions

(a)
Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, 711 High Street, Des Moines, Iowa 50392‑0200. The address of the Sub-Advisor for this purpose shall be ClearBridge RARE Infrastructure (North America) Pty Limited, Head of Legal, Telephone: +61 2 93977366, Email: compliance@RAREinfrastructure.com.

(c)	The Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

1.
the Sub‑Advisor fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

2.
the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

3.
the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment adviser of a registered investment company under the 1940 Act.

4.
the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.

(d)
The Manager shall provide (or cause the Fund custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Fund, cash requirements and cash available for investment in the Fund, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)
The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)
The Sub-Advisor acknowledges that the Fund is relying on the exclusion from the definition of “commodity pool operator” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”). The Sub-Advisor will not exceed the de minimis trading limits set forth in Rule 4.5(c)(2)(iii)(B) unless otherwise agreed to in writing.

(g)
The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(h)	This Agreement contains the entire understanding and agreement of the parties.

(i)
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By:
Clint L. Woods, Vice President, Associate General Counsel, Governance Officer, and Assistant Corporate Secretary

By:
Adam U. Shaikh, Assistant General Counsel

CLEARBRIDGE RARE INFRASTRUCTURE (NORTH AMERICA) PTY LIMITED

By:
Name: Title:

APPENDIX A
The Sub-Advisor shall serve as an investment sub-advisor for the Fund. The Manager will pay the Sub-Advisor as full compensation for all services provided under this Agreement, a fee, computed daily and paid monthly, at an annual rate as shown below of the Fund’s assets allocated to Sub‑Advisor’s management.
In calculating the fee included in the table below, assets of any unregistered separate account of Principal Life Insurance Company as well as assets of registered investment companies, and collective investment trusts, and Undertakings for Collective Investment in Transferable Securities (UCITS) funds sponsored by Principal Financial Group, Inc. or any affiliate and to which Sub-Advisor provides investment advisory services with the same investment mandate as the Fund, will be combined with the assets of the Fund allocated to Sub-Advisor’s management to arrive at assets.
If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Sub‑Advisor’s Fee as a Percentage of Average Daily Assets
First $250M	0.380%
Next $250M	0.285%
Next $250M	0.250%
Next $250M	0.225%
Over $1B	0.210%

APPENDIX B
Effective Date and Initial Term of Sub‑Advisory Agreement for the Fund

	Effective Date	Initial Term
Principal Diversified Select Real Asset Fund		Two Years